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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form S-4 of Triton PCS, Inc. and its subsidiaries of our reports dated February 25, 2000 relating to the consolidated financial statements and financial statement schedule of Triton PCS, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference of us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 28, 2000